Exhibit 21

THE NIELSEN COMPANY B.V. ACTIVE SUBSIDIARIES

ACNielsen AMER Algeria Sarl

Inmonte, S.A.

VNU Business Media Argentina S.A.

ACNielsen Australia Pty Limited

Nielsen-Netratings Pty. Ltd.

Traffion Technologies Pty. Limited

Red Sherrif (Australia) Pty. Ltd.

NetRatings Australia Pty. Ltd.

www.consult Pty. Ltd.

ACNielsen (Holdings) Pty Limited

ACNielsen Advanced Analytics Pty Limited

AGB McNair Holdings Pty Limited

Tart Research Pty Limited

ACNielsen Research Pty Limited

McNair Anderson Associates Pty Limited

AIM Data (Radio) Pty. Limited

AIM Data (Television) Pty. Limited

Nandette Pty. Limited

Surveys Australia Research Pty Limited

Media Monitoring Services (Australia) Pty. Ltd

Decisions Made Easy Pty. Ltd.

A.C. Nielsen Gesellschaft m.b.H.

ACNielsen Azeri

ACNielsen Bangladesh Ltd.

ACNielsen Bel

A.C. Nielsen Company & Co SA

A.C. Nielsen Company (Belgium) S.A.

AC Nielsen BH d.o.o. Sarajevo

Nielsen Business Media Brasil Feiras e Congressos Ltda.

A.C.Nielsen do Brasil Ltda.

ACNielsen Bulgaria Ltd

ACNielsen Cameroon Sarl

Nielsen Media Research Limited

ACNielsen Canada Holding Company

ACNielsen Company of Canada

ACNielsen Cayman Islands Colombia Ltd.

ACNielsen Cayman Islands Ltd.

A.C. Nielsen Chile Limitada

ACNielsen (Guangzhou) Ltd.

Netratings (Shanghai) Company, Ltd.

Shanghai ACNielsen Limited

A.C. Nielsen de Colombia LTDA.

ACNielsen Costa Rica S.A.

AC Nielsen Cote D’ivoire Limited

ACNielsen d.o.o.

ACNielsen Cyprus Limited

Amer Research Limited

ACNielsen Czech Republic s.r.o.

ACNielsen A/S

ACNielsen Dominicana, S.A.

ACNielsen Egypt Limited

AC Nielsen El Salvador, S.A. de C.V.

ACNielsen Eesti OÜ

A.C. Nielsen Finland Oy

Teollisuuden Tielopalvelu Industrial Intelligence Ltd. Oy

Le Panel de Gestion S.A.S.

ACNielsen EDI S.á r.l.

AC NIELSEN SAS

Nielsen Holding France SAS

VNU Publications France S.A.

MediaMetrie eRatings.com

Netratings France SARL

Naviant France Sarl.

Trade Dimensions France S.A.S.

MediaMetrie Netratings SAS

ASR Europe (in Liquidation)

Nielsen Media Research GmbH

A.C. Nielsen GmbH

Axense GmbH

AC Nielsen Bases GmbH

Nielsen EDI GmbH

VNU Holding (Deutschland) GmbH

Nielsen Music Control GmbH

VNU Business Publications Deutschland GmbH

Naviant Deutschland GmbH

Trade Dimensions GmbH

ACNielsen Ghana Limited

ACNielsen S.A.

ACNielsen Centroamerica, S.A.

ACNielsen Honduras S.A. de C.V.

ACNielsen International Research (Hong Kong) Limited

ACNielsen Group Limited

Survey Research Hong Kong Ltd.

Netratings Hong Kong Limited

ACNielsen (China) Limited

ACNielsen Management Services Limited

ACNielsen Holdings Limited

Nielsen Online Hong Kong Limited

Nielsen Business Media Asia Limited

ACNielsen Piackutató Kft.

ACNielsen Marketing Research India Private Limited

ACNielsen ORG-MARG Private Limited

ACNielsen Research Services Private Limited

NTRT Eratings India Private Limited

ORG-GfK Marketing Services (India) Pvt. Ltd.

PT. ACNielsen Indonesia

A.C. Nielsen OF Ireland Limited

VNU Data & Network Services Limited

Aircheck International Ltd.

VNU Ireland

A.C. Nielsen (Dublin) Limited

VNU Investment

ACNielsen (Israel) Ltd.

Buzzmetrics, Ltd.

Panel International S.r.l.

A.C. Nielsen Italia S.p.A.

A.C. Nielsen Store Audit S.R.L.

NetRatings Italia Srl

NetRatings Japan

The Nielsen Company Japan

ACNielsen Kazakhstan Ltd.

ACNielsen Kenya Limited

ACNielsen (Korea) Limited

KADD Nielsen Media Research, Inc.

BasicNet, Inc.

ACNielsen Latvia SIA

UAB ACNielsen Baltics

European Media Investors S.A.

ACNielsen Marketing Promotions (Malaysia) SDN. BHD.

ACNielsen (Malaysia) SDN. BHD.

ACNielsen AMER – S.á r.l.

A.C. Nielsen, SRL de C.V.

Nielsen Mexico Services, SRL of CV

ACNielsen Montenegro d.o.o. Podgorica

ACNielsen Nepal Pvt. Ltd.

Nielsen Holding and Finance B.V.

VNU Intermediate Holding B.V.

Nielsen Americas C.V.

Nielsen General Partner B.V.

Nielsen Media Research B.V.

A.C. Nielsen South Africa B.V.

Nielsen Holding B.V.

Nielsen Coöperatie W.A.

Neslein Holding (Australia) C.V.

Nielsen B.V.

Neslein Holding (Canada) C.V.

VNU Online Recruitment Holding B.V.

Naviant Europe B.V.

BPI Communications B.V.

VNU Services B.V.

Bedinet Vastgoed B.V.

Airwaves Monitoring B.V.

Airtrack Data Systems International B.V.

A.C. Nielsen (Polen) B.V.

Neslein Holding (Spain) C.V.

Menesta Investments B.V.

Kalanka B.V.

Asee Nielsen Holding (Brazil) C.V.

Art Holding (Brazil) C.V.

Neslein Holding (Brazil) C.V.

VNU Directories B.V.

A.C. Nielsen South Africa Holdings B.V.

ACNielsen (Nederland) B.V.

VNU Marketing Information Europe & Asia B.V.

VNU Business Press Group B.V.

VNU Interlicensing B.V.

Nielsen Music Control Nederland B.V.

B.V. Dagblad en Drukkerij Het Centrum

VNU International B.V.

The Nielsen Company B.V.

VNU Nieuwe Media Groep B.V.

VNU Holdings B.V.

VNU Business Media Europe B.V.

VNU Insurance B.V.

Ditzitel Informatiediensten B.V.

Netratings Limited (New Zealand)

ACNielsen (NZ) Ltd.

ACNielsen Nicaragua, S.A.

ACNielsen Nigeria Limited

Nielsen Media Research AS

ACNielsen Norge AS

ACNielsen Pakistan (Private) Limited

ACNielsen Panama, S.A.

The Nielsen Company (Philippines), Inc.

ACNielsen Polska Sp.z.o.o.

A.C. Nielsen Portugal- Estudos de Mercado—Unipessoal, Lda.

Panel de Gestion Portugal Unipessoal, Lda.

A.C. Nielsen P.R. Inc.

ACNielsen Romania srl ( In Liquidation)

ZAO ACNielsen

AC Nielsen d.o.o.

ACNielsen Research (Singapore) PTE. LTD.

ACNielsen (Singapore) Pte. Ltd.

ACNielsen Holdings PTE LTD.

NetRatings Pte. Ltd.

ACNielsen Slovakia s.r.o.

ACNielsen raziskovalna druzba, d.o.o.

ACNielsen Marketing and Media (Pty) Limited

AC Nielsen MRA (Pty) Limited

Interactive Market Systems (South Africa) (Pty) Limited

NetRatings Spain SL

A.C. Nielsen Company, S.L.

Netvalue Internet Measurement S.A.

N&P Holding Spain S.L.

ASEE Nielsen Holding (Spain) S.r.l.

Nielsen EDI, S.L.

Panel Internacional S.A.

The Nielsen Company Lanka (Private) Limited

ACNielsen AB

Claritas Precision Marketing AB

NetRatings Switzerland GmbH

ACNielsen SA

Risc S.A.

ACNielsen Management Services SA

VNU Business Media SA

The Nielsen Company Taiwan Ltd.

ACNielsen (Tanzania) Ltd.

ACNielsen (Thailand) Limited

AMER Tunisia S.á r.l.

ACNielsen Arastirma Hizmetleri A.S.

Bilesim Medya Yayincilik Ve Tanitim Hizmetleri Anonim Sirketi

ACNielsen Uganda Limited

ACNielsen Ukraine Limited Liability Company

Spectra Marketing Limited in liquidation

Nielsen Book Services Limited

Interactive Market Systems (UK) Limited

NetRatings UK Limited

VNU Business Media Europe Limited

Nielsen NRG UK Limited

NetCrawling UK Limited

A.C. NIELSEN COMPANY LIMITED

ACNielsen Holdings UK Limited

Imark Events Limited in liquidation

Nielsen BookData Limited in liquidation

First Edition EDI Services Limited in liquidation

Nielsen EDI Limited

VNU Entertainment Media UK Limited

VNU Holdco (UK) Limited

Nielsen Media Research Limited

Red Sherrif Ltd.

Decisions Made Easy Ltd.

Trader Marketing Data Limited in liquidation

Nielsen Mobile Limited

Mspect, Inc.

ShareTracker LLC

INTERACTIVE MARKET SYSTEMS, INC.

Nielsen EDI, Inc.

Nielsen Business Media, Inc.

Claritas, Inc.

Criterion Wireless Corp.

SRDS, Inc.

Advertising Center, Inc.

Nielsen Mobile, Inc.

Nielsen Business Media Holding Company

The Nielsen Company (US), Inc.

VNU Marketing Information, Inc.

Billboard Cafes, Inc.

Broadcast Data Systems, LLC

Red Sherrif Inc.

Neslein Holding, L.L.C.

NMR Licensing Associates LP

Athenian Leasing Corporation

Foremost Exhibits, Inc.

ACN Holdings Inc.

ACNielsen HCI, LLC

ACNielsen Corporation

A.C. Nielsen Company

Nielsen Entertainment, LLC

VNU Media Measurement & Information, Inc.

AC Nielsen (US), Inc.

Trade Dimensions International, Inc.

AC Nielsen Mexico LLC

NMR Investing I, Inc.

A.C. Nielsen (Argentina) S.A.

ART Holding, L.L.C.

ACNielsen eRatings.com

ACNielsen EDI II, Inc.

CZT/ACN Trademarks, L.L.C.

Panel International SA LLC

Nielsen Leasing Corporation

Nielsen Holdings, Inc.

PERQ/HCI L.L.C.

Scarborough Research

Spectra Marketing Systems, Inc.

Strategic Mapping, Inc.

Nielsen National Research Group, Inc.

Consumer Research Services, Inc.

VNU USA Property Management, Inc.

Radio & Records, Inc.

Nielsen Finance Co.

Nielsen Finance LLC

MFI Holdings, Inc.

POC, Inc.

VNU/SRDS Management Co., Inc.

Showeast, LLC

BM Holdings, LLC

Buzzmetrics, Inc.

Nielsen Media Research, Inc.

NetRatings, Inc.

EMIS (Canada), LLC

Decisions Made Easy, Inc.

BDS (Canada), LLC

AC Nielsen de Venezuela S.A.

ACN VZ Holding Company, S.A.

ACNielsen Vietnam Ltd.